Exhibit 99.01

ACM Research Reports Fourth Quarter and Fiscal Year 2019 Results

FREMONT, California, March 18, 2020 (Globe Newswire) – ACM Research, Inc. (“ACM” or the “Company”) (NASDAQ:ACMR), a leading supplier of wafer cleaning technologies for advanced semiconductor devices, today reported financial results for its fourth quarter and fiscal year ended December 31, 2019.

ACM’s President and Chief Executive Officer Dr. David Wang commented, “2019 was a remarkable year for ACM Research as we expanded our customer base, launched new products, and ramped production capacity at our second factory. We delivered 44% revenue growth, expanded operating margins, and generated more than $9 million in cash flow from operations. We grew our cash balance to $58 million at year-end, with an additional $60 million of proceeds held in restricted cash from the private equity funding into our ACM Shanghai subsidiary.”

Dr. Wang continued, “Our operating plans for 2020 anticipate solid growth from our core SAPS product offering, and meaningful contributions from our new Ultra C Tahoe, TEBO, ECP AP and ECP MAP products. The COVID-19 outbreak is impacting our first quarter results, but to date has not changed our outlook for the year. We expect business activities to normalize as we progress through the year, with visibility now extending into our third quarter. Regardless of the pace of the recovery, we remain committed to becoming a major player in the semiconductor equipment market. We are investing in R&D to support current and new products, we are growing our global sales team to penetrate new customers, and we are in advanced stages in our plans to expand our long-term production capacity.”

	Three Months Ended December 31,
	GAAP		Non-GAAP(1)
	2019	2018	2019	2018
	(dollars in thousands, except per share amounts)
Revenue	$24,608	$20,848	$24,608	$20,848
Gross margin(2)	50.6%	49.5%	50.7%	49.6%
Income from operations(2)	$3,849	$2,640	$4,502	$3,232
Net income attributable to ACM Research, Inc.(2)	$3,944	$2,286	$4,597	$2,878
Basic EPS(2)	$0.22	$0.14	$0.25	$0.18
Diluted EPS(2)	$0.19	$0.13	$0.23	$0.16

	Years Ended December 31,
	GAAP		Non-GAAP(1)
	2019	2018	2019	2018
	(dollars in thousands, except per share amounts)
Revenue	$107,524	$74,643	$107,524	$74,643
Gross margin(2)	47.1%	46.2%	47.3%	46.2%
Income from operations(2)	$17,791	$6,471	$21,363	$9,834
Net income (loss) attributable to ACM Research, Inc.(2)	$18,894	$6,574	$22,466	$9,937
Basic EPS(2)	$1.12	$0.42	$1.34	$0.63
Diluted EPS(2)	$0.99	$0.37	$1.17	$0.55

(1)
Reconciliations to U.S. generally accepted accounting principles (“GAAP”) financial measures from non-GAAP financial measures are presented below under “Reconciliation of GAAP to Non-GAAP Financial Measures.”

(2)	Non-GAAP financial measures exclude stock-based compensation.

Outlook

For fiscal year 2020, the Company expects revenue to be in the range of $130 million to $150 million, unchanged from its January 13, 2020 announcement. This view assumes the COVID-19 situation continues to improve in China and stabilizes in the coming months on a global basis.

Operating Highlights

•
Shipments. Total shipments in 2019 were $115 million, versus $95 million in 2018. Total shipments in the fourth quarter of 2019 were $25 million, versus $32 million in the fourth quarter of 2018 and $43 million in the third quarter of 2019. Total shipments include deliveries for revenue in the quarter, and deliveries of systems awaiting customer acceptance for potential revenue in future quarters.

•
New Products. ACM completed delivery of a new stress-free polishing (SFP)/electropolishing and CMP integrated tool to a major packaging customer in the fourth quarter of 2019. This new product is designed to save more than 80% of slurry for metal polishing in 2.5D and 3D package applications.

•	Expanded Global Sales Effort. In October 2019, ACM announced two new additions to its global sales team to help the Company penetrate potential customers in North America and Southeast Asia.

•
ACM Shanghai Pre-IPO activities. In December 2019, ACM announced it had completed the second tranche of private equity investments in ACM Shanghai, with an additional $32.4 million invested. This brings the total to $60.2 million invested (at year-end exchange rates) for both tranches, representing an aggregate of 8.3% of redeemable non-controlling interests in ACM Shanghai. Plans remain on track to submit ACM Shanghai’s application for an initial public offering of its shares on the STAR market in the mid-2020 timeframe.

•
Proposed R&D and Production Center in Shanghai’s Lingang Region. In December 2019, ACM Shanghai entered into a framework agreement to acquire land rights in the Lingang region of Shanghai, for the construction of a new R&D center and production facility on the land, located approximately 30 miles from ACM Shanghai’s headquarters in Zhangjiang.

Financial Summary

•
Revenue. Revenue for 2019 was $107.5 million, up 44% from 2018, due primarily to an increase in revenue from single-wafer wet cleaning tools. Revenue for the fourth quarter of 2019 was $24.6 million, up 18% from the fourth quarter of 2018, due to an increased volume of tools shipped for revenue and higher prices associated with those tools.

•
Gross margin. Gross margin for 2019 was 47.1%, versus 46.2% in 2018. Gross margin for the fourth quarter of 2019 was 50.6%, versus 49.5% in 2018. Gross margin was above the range of 40.0% to 45.0% set forth in the Company’s long-term business model. The Company expects gross margin to vary from period to period due to a variety of factors, such as sales volume and product mix.

•
Operating expenses. Operating expenses for 2019 were $32.9 million, compared to $28.0 million in 2018. The increase in operating expenses for 2019 was due to higher R&D, sales and marketing, and general and administrative expenses. Operating expenses in the fourth quarter of 2019 were $8.6 million, up from $7.7 million in the fourth quarter of 2018.

•
Net income attributable to ACM Research, Inc. Net income for 2019 was $18.9 million, compared to $6.6 million in 2018. Net income in the fourth quarter of 2019 was $3.9 million, compared to $2.3 million in the fourth quarter of 2018. Tax items and effects of foreign-exchange fluctuations on operating results provided net benefits of $4.7 million and $1.7 million in 2019 and 2018, respectively, and $1.1 million and $0.3 million in the fourth quarters of 2019 and 2018, respectively.

•
Net income per diluted share attributable to ACM Research, Inc. Net income per diluted share for 2019 was $0.99, compared to $0.37 in 2018. Non-GAAP net income per diluted share (excluding stock-based compensation) for 2019 was $1.17 compared to $0.55 in 2018. Tax items and effects of foreign-exchange fluctuations on operating results provided net benefits per share of $0.25 and $0.10 in 2019 and 2018, respectively, and $0.05 and 0.01 in the fourth quarters of 2019 and 2018, respectively.

•	Cash and cash equivalents at year-end were $58.3 million, up from $47.3 million at the end of the third quarter of 2019 and $27.1 million at the end of 2018.

Conference Call Details

A conference call to discuss results will be held on Thursday, March 19, 2020, at 8:00 a.m. Eastern Time (8:00 p.m. China Time). Dial-in details for the call are as follows. Please reference conference ID 7487329.

	Phone Number	Toll-Free Number

United States	+1 (845) 675-0437	+1 (866) 519-4004
Hong Kong	+852 3018 6771	+852 8009 06601
Mainland China	+86 (800) 819 0121
+86 (400) 620 8038
Other International	+65 6713 5090

A recording of the webcast will be available on the investor page of the ACM website at www.acmrcsh.com for one week following the call.

Use of Non-GAAP Financial Measures

ACM presents non-GAAP gross margin, operating income, net income, and basic and diluted earnings per share as supplemental measures to GAAP financial measures regarding its operational performance. These supplemental measures exclude the impact of stock-based compensation, which ACM does not believe is indicative of its core operating results. A reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure is provided below under “Reconciliation of Non-GAAP to GAAP Financial Measures.”

ACM believes these non-GAAP financial measures are useful to investors in assessing its operating performance. ACM uses these financial measures internally to evaluate its operating performance and for planning and forecasting of future periods. Financial analysts may focus on and publish both historical results and future projections based on the non-GAAP financial measures. ACM also believes it is in the best interests of investors for ACM to provide this non-GAAP information.

While ACM believes these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures may not be reported by competitors, and they may not be directly comparable to similarly titled measures of other companies due to differences in calculation methodologies. The non-GAAP financial measures are not an alternative to GAAP information and are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures. They should be used only as a supplement to GAAP information and should be considered only in conjunction with ACM’s consolidated financial statements prepared in accordance with GAAP.

Forward-Looking Statements

Information presented in the third paragraph of this press release and under the heading “Outlook” above contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results may vary significantly from ACM’s expectations based on a number of risks and uncertainties, including but not limited to the following, any of which could be exacerbated even further by the continuing COVID-19 outbreak in China and globally: anticipated customer orders or identified market opportunities may not grow or develop as anticipated; customer orders already received may be postponed or canceled; suppliers may not be able to meet ACM’s demands on a timely basis; volatile global economic, market, industry and other conditions could result in sharply lower demand for products containing semiconductors and for the Company's products and in disruption of capital and credit markets; ACM Research’s failure to successfully manage its operations; and trade regulations, currency fluctuations, political instability and war may materially adversely affect ACM due to its substantial non-U.S. customer and supplier base and its substantial non-U.S. manufacturing operations. ACM cannot guarantee any future results, levels of activity, performance or achievements. ACM expressly disclaims any obligation to update forward-looking statements after the date of this press release.

About ACM Research, Inc.

ACM develops, manufactures and sells single-wafer wet cleaning equipment, which semiconductor manufacturers can use in numerous manufacturing steps to remove particles, contaminants and other random defects, and thereby improve product yield, in fabricating advanced integrated circuits.

© ACM Research, Inc. The ACM logo is a trademark of ACM Research, Inc. For convenience, this trademark appears in this release without a ™ symbol, but that practice does not mean that ACM will not assert, to the fullest extent under applicable law, its rights to the trademark.

For investor and media inquiries, please contact:

In the United States:	The Blueshirt Group
Ralph Fong
+1 (415) 489-2195
ralph@blueshirtgroup.com

In China:	The Blueshirt Group Asia
Gary Dvorchak, CFA
+86 (138) 1079-1480
gary@blueshirtgroup.com

ACM RESEARCH, INC.
Condensed Consolidated Balance Sheets

	December 31, 2019	December 31, 2018
	(Unaudited)
	(In thousands, except share and per share data)
Assets
Current assets:
Cash and cash equivalents	$58,261	$27,124
Restricted cash	59,598
Accounts receivable, less allowance for doubtful accounts of $0 as of December 31, 2019 and $0 as of December 31, 2018	31,091	24,608
Other receivables	2,603	3,547
Inventories	44,796	38,764
Prepaid expenses	2,047	1,985
Total current assets	198,396	96,028
Property, plant and equipment, net	3,619	3,708
Operating lease right-of-use assets, net	3,887	-
Intangible assets, net	344	274
Deferred tax assets	5,331	1,637
Long-term investments	5,934	1,360
Other long-term assets	192	40
Total assets	217,703	103,047
Liabilities, Redeemable Non-controlling Interest and Stockholders’ Equity
Current liabilities:
Short-term borrowings	13,753	9,447
Accounts payable	13,262	16,673
Advances from customers	9,129	8,417
Income taxes payable	3,129	1,193
Other payables and accrued expenses	12,874	10,410
Current portion of operating lease liability	1,355	-
Total current liabilities	53,502	46,140
Long-term operating lease liability	2,532	-
Other long-term liabilities	4,186	4,583
Total liabilities	60,220	50,723
Commitments and contingencies
Redeemable Non-controlling interests	60,162	-
Stockholders’ equity:
Common stock – Class A, par value $0.0001: 50,000,000 shares authorized as of September 30, 2019 and December 31, 2018; 16,179,058 shares issued and outstanding as of December 31, 2019 and 14,110,315 shares issued and outstanding as of December 31, 2018	2	1
Common stock–Class B, par value $0.0001: 2,409,738 shares authorized as of September 30, 2019 and December 31, 2018; 1,862,608 shares issued and outstanding as of September 30, 2019 and 1,898,423 shares issued and outstanding as of December 31, 2018	-	-
Additional paid in capital	83,487	56,567
Accumulated surplus (deficit)	15,507	(3,387)
Accumulated other comprehensive loss	(1,675)	(857)
Total stockholders’ equity	97,321	52,324
Total liabilities, redeembable non-controlling interests, and stockholders' equity	$217,703	$103,047

ACM RESEARCH, INC.
Condensed Consolidated Statements of Operations and Comprehensive Income

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
	(Unaudited)		(Unaudited)
	( In thousands, except share and per share data)		( In thousands, except share and per share data)
Revenue	$24,608	$20,848	$107,524	$74,643
Cost of revenue	12,165	10,532	56,870	40,194
Gross profit	12,443	10,316	50,654	34,449
Operating expenses:
Sales and marketing	3,223	1,845	11,902	9,611
Research and development	3,302	4,156	12,900	10,380
General and administrative	2,069	1,675	8,061	7,987
Total operating expenses, net	8,594	7,676	32,863	27,978
Income from operations	3,849	2,640	17,791	6,471
Interest income	205	9	333	29
Interest expense	(207)	(134)	(745)	(498)
Other income , net	(739)	42	1,393	1,255
Equity income (loss) in net income of affiliates	(92)	(112)	168	123
Income before income taxes	3,016	2,445	18,940	7,380
Income tax (expense ) benefit	1,185	(159)	518	(806)
Net income	4,201	2,286	19,458	6,574
Less: Net income attributable to redeemable non-controlling interest	257	-	564	-
Net income attributable to ACM Research, Inc.	$3,944	$2,286	$18,894	$6,574
Comprehensive income:
Net income	4,201	2,286	19,458	6,574
Foreign currency translation adjustment	2,003	98	(899)	(979)
Total comprehensive income	6,204	2,384	18,559	5,595
Less: Comprehensive income attributable to redeemable non-controlling interests	176	-	483	-
Total comprehensive income attributable to ACM Research, Inc.	$6,028	$2,384	$18,076	$5,595

Net income attributable to ACM Research, Inc. per common share :
Basic	$0.22	$0.14	$1.12	$0.42
Diluted	$0.19	$0.13	$0.99	$0.37

Weighted average common shares outstanding used in computing per share amounts:
Basic	18,043,007	16,004,781	16,800,623	15,788,460
Diluted	20,373,336	18,115,071	19,135,497	17,912,105

ACM RESEARCH, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures

As described under “Use of Non-GAAP Financial Measures” above, ACM presents non-GAAP gross margin, operating income and net income as supplemental measures to GAAP financial measures, each of which excludes stock-based compensation (“SBC”) from the equivalent GAAP financial line items. The following tables reconcile gross margin, operating income and net income to the related non-GAAP financial measures:

	Three Months Ended December 31,
	2019			2018
	Actual	SBC	Adjusted	Actual	SBC	Adjusted
	(GAAP)		(Non-GAAP)	(GAAP)		(Non-GAAP)
	(In thousands)

Revenue	$24,608	$-	$24,608	$20,848	$-	$20,848
Cost of revenue	(12,165)	(37)	(12,128)	(10,532)	(27)	(10,505)
Gross profit	12,443	(37)	12,480	10,316	(27)	10,343
Operating expenses:
Sales and marketing	(3,223)	(76)	(3,147)	(1,845)	(5)	(1,840)
Research and development	(3,302)	(154)	(3,148)	(4,156)	(124)	(4,032)
General and administrative	(2,069)	(386)	(1,683)	(1,675)	(436)	(1,239)
Income from operations	$3,849	$(653)	$4,502	$2,640	$(592)	$3,232
Net income attributable to ACM Research, Inc.	$3,944	$(653)	$4,597	$2,286	$(592)	$2,878

	Year Ended December 31,
		2019			2018
	Actual	SBC	Adjusted	Actual	SBC	Adjusted
	(GAAP)		(Non-GAAP)	(GAAP)		(Non-GAAP)
	(In thousands)

Revenue	$107,524	$-	$107,524	$74,643		$74,643
Cost of revenue	(56,870)	(250)	(56,620)	(40,194)	(71)	(40,123)
Gross profit	50,654	(250)	50,904	34,449	(71)	34,520
Operating expenses:
Sales and marketing	(11,902)	(328)	(11,574)	(9,611)	(120)	(9,491)
Research and development	(12,900)	(1,093)	(11,807)	(10,380)	(255)	(10,125)
General and administrative	(8,061)	(1,901)	(6,160)	(7,987)	(2,917)	(5,070)
Income from operations	$17,791	$(3,572)	$21,363	$6,471	$(3,363)	$9,834
Net income attributable to ACM Research, Inc.	$18,894	$(3,572)	$22,466	$6,574	$(3,363)	$9,937

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